Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lilium N.V. of our report dated March 15, 2024 relating to the financial statements, which appears in Lilium N.V.’s Annual Report on Form 20-F for the year ended December 31, 2023.

Munich, Germany

March 21, 2024

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Holger Graßnick	/s/ ppa. Sylvia Eichler
Wirtschaftsprüfer	Wirtschaftsprüferin
(German Public Auditor)	(German Public Auditor)